LP FUNDING, LLC.

5 East 57th, New York, NY 10022

May 10, 2014

Mr. Chengjie He
何承杰先生
Joymain International Development Group, Inc.
No. 30 N. Zhongshan Road, Floor 40, Guluo District, Nanjing
Jiangsu Province, P.R.C.

Via Electronic Delivery
以电子方式递交

Dear Mr. He
尊敬的何先生

This agreement ("Agreement") confirms the terms and conditions of the engagement of LP Funding, LLC. ("LP") by Joymain International Development Group, Inc. its subsidiaries and affiliates (the "Company") to render certain corporate advisory services to the Company in connection with the Company's intention to improve its corporate profile.
本协议（"协议"）是用以确认由 LP 基金有限公司提供给中脉国际开发集团有限公司及其附属和关联公司("公司")的某些企业顾问服务的条款和条件，用以符合公司欲改善其公司形象的意向。

1. **Services:** LP agrees to perform services that include, but are not limited to, the following:
   服务: LP同意提供包含但不限于下列的服务

   (a) LP will advise the Company on its business plan and engagement of the financial markets.
   LP 将为公司提供其企业计划和在金融市场的参与计划建议。

   (b) LP will conduct its due diligence on the Company, which will include discussions with Company management and third party professionals, review of Company data, and a site visit;
   LP 将对公司进行包含和管理阶层及第三方的专业人士讨论，公司资料审阅及现场拜访的尽职调查，

   (c) LP will advise and assist the Company in the decision and the process of compliantly achieving a possible listing on NASDAQ, or other major global equity market.
   LP 将协助公司并对公司在如何符合在纳斯达克或其他主要国际股票市场升版程序及相关决定上提供建议；

   (d) LP will review existing compliance from an Exchange and Regulatory perspective;

LP 将从交易和合规的角度来审阅公司现有合规状态；

(e) LP will assist the Company in preparing marketing materials which will be used with potential investors;
LP 将协助公司准备用来给可能的投资者的行销资料；

(f) LP will assist the Company in preparing for presentations to potential investors;
LP 将协助公司为准备向可能投资者简报作准备

(g) On an ongoing basis, LP will provide general business expertise to you to assist in other aspects of the Company's business as you and we shall agree;
LP 持续在双方同意的基础上为公司在其他方面的工作提供其专业协助

2. **Fees and Expenses:**
费用和开销

The annual fee for the above services is calculated at $72,000 payable in cash. The engagement duration is for one year with a minimum of six (6) months commitment period from the date of execution of this letter. This engagement may be terminated upon thirty (30) days advance written notice by either party after the six months commitment period. The first $6,000 is payable upon the signing of this agreement. The remaining $66,000 is to be paid in 11 monthly $6,000 installments payable at the 1st of each month following the signing of this agreement. Invoices will be sent monthly and are payable upon presentation. Lack of payment may result in our immediate termination of services until your account is fully paid. Out of pocket fees expenses incurred in performance of the services hereunder will be reimbursed separately and will primarily consist of travel expenses.

以上服务的年收费会以每年$72,000 现金计算。这个雇佣协议的有效期是一年，同时至少要从签订协议日起开始执行六个月。 在协议签订六个月之后，任何一方可以在提前 30 天通知的前提下中止。购买公司的合并和收购业务相关服务收费将另行商议。第一个 $6,000 元因在本协议签订后立即支付。其余的$66, 000 将以 11 个月分期在签约后每月第一日付清。我们的发票会每月寄交，在发票寄到后公司付款。没有付款将导致协议立即中止，除非公司将费用付清。工作中为公司业务产生的杂费将另外报销，主要是些旅行费用。

Upon Execution of this Agreement, in consideration for the services provided, LP will also be entitled to receive and the Company agrees to pay LP a total number of 2,390,000 common shares (the "Compensation Shares") of the Company's stock valued in certificate form and vested over one year period. LP has the right to request the Company to register the Compensation Shares in the Company's registration statement following the execution of this agreement.

在本协议签定时，为以上提供的服务，LP 将有权收到且公司同意以股票证方式支付 LP 总数为2,390,000股 ("报酬股")的公司已发行普通股。该股票应分12个月时间被赚取。LP 有权要求公司在签约后的公司股票注册文件内注册报酬股。

3. **Information:** The Company will furnish LP with such material regarding the business and financial condition of the Company as we reasonably request, all of which will be accurate and complete in all material respects. LP is relying, without independent verification, on the accuracy and completeness of all information furnished to us.
信息:公司将向 LP 提供我们所合理要求的有关公司的商业及财务资料，所有提供的资料将是在重大原则上具精确性和完整性。LP 不会另作独立的验证，而将仰赖于公司提供给我们的所有信息的精确性和完整性。

4. **Confidentiality:** All non-public information concerning the Company which is given to LP will be used by LP solely in the course of the performance of its services hereunder and will be treated confidentially by LP and any retained advisors and agents for as long as such information remains non-public. Except as otherwise required by law, LP will not use such information or disclose such information to a third party, other than its representatives who have a need to know such information in connection with the transaction contemplated by this Agreement and who agree to keep such information confidential.
保密: 所有提供给LP关于公司的非公开的信息将只会被LP为提供本协议内的服务来使用，只要在信息维持非公开的状态下,也将被LP和任何被雇佣的顾问和代理商视为保密的。除非依法被要求，LP将不会向第三方用或透露这些信息，除非第三方的代表人需要这些信息来用在和本协议涵盖的服务有关的交易同时同意对这些信息保密。

5. **Indemnification:** The Company agrees to indemnify and hold LP and its affiliates harmless in accordance with Schedule A hereto, which is incorporated herein by reference and which shall survive the termination of this Agreement.
免责: 公司同意就列表A的内容免除LP和LP相关方的责任。列表A被包含在本协议内，同时将在本协议中止后仍有效。

6. **Sole and Entire Agreement, Binding Effect:** This Agreement is the sole and entire agreement between the parties pertaining to its subject matter and supersedes all prior agreements, representations and understandings of the parties. No modifications of this Agreement shall be binding unless agreed to in writing by LP and the Company. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.
单独及全体的协议，约束效力: 本协议是协议双方间有关事项的单独和全体的协议，并取代所有之前的协议，陈述和各方的理解。除非由LP和公司书面同意，本协议的任何修改将不具约束力。本协议应具有维护各方继承人和受让人利益的约束力。

7. **Governing Law:** This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of New York.
管辖法: 本协议除非经双方签名将不得被修改或更正，应受纽约州的法律管辖和解释及执行。

8. **USA Patriot Act:** LP is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA Patriot Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures.

美国爱国者法： LP致力于符合美国设计来打击洗钱和恐怖分子募资的法规和监管要求。美国爱国者法要求所有金融机构取得一定身份文件或其他资料来符合他们对他们客户的身份识别程序。

Kindly indicate your assent to the terms and conditions of our understanding by signing and returning a copy of this letter, the other copy of which is for your files. We are looking forward to working with you.

请签名并交回本信以说明您已同意我们间理解的条款和条件，另一份复件是为您留备份的。我们期待与您合作。

Very Truly Yours 此致，

William Luckman

THIS 25 DAY OF May of 2014

By: ____________

AGREED AND ACCEPTED
何承杰
Chief Financial Officer
Joymain International Development Group, Inc.